UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 7, 2023
_______________________
Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
                N/A
(Former name or former address, if changed since last report)
_________________________
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 7, 2023, Ms. Judith S. Sansone, Executive Vice President and Chief Commercial Officer of Sysco Corporation (“Sysco” or the “Company”), notified the Company of her intention to retire from Sysco, effective October 2, 2023. Ms. Sansone joined Sysco in 2021 to help create a customer-centric and growth-oriented merchandising organization. She helped launch many of the Company’s Recipe For Growth customer-facing initiatives, including Sysco Your Way and Sysco Perks, and she led the efforts to strengthen our strategic sourcing efforts through the Profit Growth Management initiative.

The Company and its Board of Directors thank Ms. Sansone for her many contributions to Sysco over the years and wish her all the best as she transitions into her well-deserved retirement.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: September 8, 2023	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary